Exhibit 99.1
Align Technology Announces Second Quarter 2022 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS

Company operating well through unprecedented global economic headwinds and continued impacts of COVID-19 variants in certain markets

•Q2'22 total revenues of $969.6 million were down slightly sequentially and year over year
•Q2’22 revenues were unfavorably impacted by foreign exchange of approximately $15.3 million sequentially and approximately $39.9 million year over year (1)
•Q2'22 operating income of $188.2 million and operating margin of 19.4%, which was unfavorably impacted by foreign exchange of approximately 1.1 points sequentially and approximately 2.4 points year over year (1)
•Q2'22 diluted net income per share of $1.44; Q2'22 non-GAAP diluted net income per share of $2.00
•Q2'22 Clear Aligner revenues of $798.4 million and Clear Aligner volume of 599.0 thousand cases
•Q2'22 Imaging Systems and CAD/CAM Services revenues of $171.2 million, up 4.7% sequentially and up 0.8% year over year
•Purchased approximately 757 thousand shares of Align common stock at an average price of $264.37 per share for a total purchase price of $200.0 million

TEMPE, Ariz., July 27, 2022 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® system of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the second quarter of fiscal 2022 ("Q2'22"). Q2'22 total revenues were $969.6 million, down 0.4% sequentially and down 4.1% year-over-year. Q2'22 Clear Aligner revenues were $798.4 million, down 1.4% sequentially and down 5.1% year-over-year. Q2'22 Imaging Systems and CAD/CAM Services revenues were $171.2 million, up 4.7% sequentially and up 0.8% year-over-year. Q2'22 Clear Aligner volume was flat sequentially and down 10.0% year-over-year. Q2’22 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange of approximately $2.9 million or 1.7% sequentially and approximately $7.0 million or 3.9% year over year.(1) Q2’22 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $12.3 million or 1.5% sequentially and approximately $32.9 million or 4.0% year over year.(1) Q2'22 operating income was $188.2 million resulting in an operating margin of 19.4%. Q2'22 net income was $112.8 million, or $1.44 per diluted share. On a non-GAAP basis, Q2'22 net income was $157.0 million or $2.00 per diluted share.

Commenting on Align's second quarter results, Align Technology President and CEO Joe Hogan said, “I’m pleased to report solid second quarter results with top line revenues relatively unchanged from Q1 and operating margin of approximately 20% despite the impact from unfavorable foreign exchange. The underlying market for orthodontics continues to be impacted by macro-economic environmental factors and lingering effects of COVID-19 variants in certain markets. Notwithstanding these headwinds, we continued to deliver on our strategic initiatives, including
(1) Non-GAAP measure.

Align Technology Announces Second Quarter 2022 Results
opening new offices in the Middle East and Africa and our new manufacturing facility in Poland, launching new solutions to better support the way our customers want to do business, such as the Doctor Subscription Program and Teen case packs, and announcing new products and innovation to help our doctors and their patients. These new innovations are revolutionizing digital treatment planning and helping to drive the evolution of digital orthodontics and comprehensive dentistry. Align is well positioned to withstand the current market conditions to lead the digital revolution in orthodontics and dentistry as the environment and growth trends improve."
Financial Summary

	Q2'22	Q1'22	Q2'21	Q/Q Change	Y/Y Change
Invisalign Case Shipments	598,990	598,835	665,575	0.0%	(10.0)%
GAAP
Net Revenues	$969.6M	$973.2M	$1,010.8M	(0.4)%	(4.1)%
Clear Aligner	$798.4M	$809.7M	$841.0M	(1.4)%	(5.1)%
Imaging Systems and CAD/CAM Services	$171.2M	$163.5M	$169.8M	+4.7%	+0.8%
Net Income	$112.8M	$134.3M	$199.7M	(16.0)%	(43.5)%
Diluted EPS	$1.44	$1.70	$2.51	($0.26)	($1.07)
Non-GAAP
Net Income	$157.0M	$168.7M	$242.1M	(7.0)%	(35.2)%
Diluted EPS	$2.00	$2.13	$3.04	($0.13)	($1.04)

As of June 30, 2022, we had $977.2 million in cash, cash equivalents and short-term and long-term marketable securities compared to $1.1 billion as of March 31, 2022. In Q2'22, we purchased approximately 757 thousand shares of our common stock at an average price of $264.37 per share for a total purchase price of $200.0 million. We have approximately $450.0 million remaining available for repurchase of our common stock under our May 2021 $1.0 Billion Repurchase Program.

As of June 30, 2022, we also have $300.0 million available under a revolving line of credit.

Commenting on Align's Q2'22 results, Align Technology CFO and EVP Global Finance, John Morici said, “In times like these, our strong fundamental business differentiates Align and we are grateful to have a profitable underlying business model that generates strong cash flow, as well as a healthy balance sheet that provides flexibility to invest in our growth while supporting our employees, customers, and stockholders. As we move into the second half of the year, we will continue to manage investments to account for headwinds and uncertainty, while focusing on successfully delivering on our strategic growth drivers.”

Q2'22 Announcement Highlights

•On May 19, 2022, we introduced Invisalign Outcome Simulator Pro, the next generation of our advanced patient communication tool, enabling doctors to show patients their potential new smile after Invisalign treatment, using in-face visualization and/or 3D dentition view, all done chairside in minutes. Invisalign Outcome Simulator Pro is

Align Technology Announces Second Quarter 2022 Results
currently in limited market release and will be available on all iTero Element™ Plus Series scanners and imaging systems starting in the second half of 2022.
•On May 20, 2022, we announced a strategic partnership with Asana to offer Asana Smiles™ for Align®, to Invisalign trained doctors in the U.S., a new work management solution providing a customizable workflow solution that helps orthodontic and dental practices keep track of tasks connected to the lifecycle of a patient's Invisalign treatment journey. Booking consultations, submitting prescriptions, monitoring ClinCheck® software treatment plans, and preparing for aligner delivery appointments can be easily organized, tracked, and communicated across a practice with Asana Smiles for Align. This solution can be implemented directly or as an additive solution for practices with other software currently in place.
•On June 22, 2022, we announced a $250.0 thousand donation to JA (Junior Achievement) Worldwide through the Align Foundation, Align’s donor-advised charitable fund through Fidelity Charitable. This donation commemorates Align’s 25th anniversary milestone as a company that has transformed smiles and changed lives for millions of people around the world through Align’s pioneering technology innovations and doctor-driven business model.
•On June 6, 2022, we announced the award of eleven research grants totaling $275.0 thousand to universities under Align's twelfth Annual Research Award Program. The funded research studies cover a wide range of topics for projects seeking to better understand treatment in orthodontics and dentistry including distalization, stability in retention, pre-surgical treatment of cleft palate, maintenance of space in mixed dentition with aligners, consideration of periodontal conditions in treatment, and the demand for education regarding treatment with aligners.

Align Web Cast and Conference Call

We will host a conference call today, July 27, 2022, at 4:30 p.m. ET, 1:30 p.m. PT, to review our second quarter 2022 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 844-200-6205 with access code 947492. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 866-813-9403 with access code 137829. For international callers, please dial 929-458-6194 and use the same access code referenced above. The telephonic replay will be available through 5:30 p.m. ET on August 10, 2022.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, gross profit, gross margin, operating expenses, income from operations, operating margin, constant currency income from operations, constant currency operating margin, interest income and other income (expense), net, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts, discrete cash and non-cash charges or gains that are included in the most directly

Align Technology Announces Second Quarter 2022 Results
comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, deferred tax asset amortization related to the intra-entity transfer of non-inventory assets, acquisition-related costs, and arbitration award gain, and, if applicable, any associated tax impacts.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that the use of certain non-GAAP financial measures provide meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures, though, because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad® CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 229 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat over 13.4 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com.

Align Technology Announces Second Quarter 2022 Results
For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding market opportunities, factors, events and circumstances impacting macro-economic conditions and predictability, the impact of new products and innovations, our positioning and ability to lead the digital revolution of orthodontic treatment, the benefits of our operating model and balance sheet, our ability to manage investments and our areas of focus and commitment. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, weakness in general economic conditions and recessions;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages, inflationary pressure, declining consumer confidence, the military conflict in Ukraine, fluctuations in currency exchange rates, and the impact of efforts by central banks to combat inflation and recession;
•the impact of the COVID-19 pandemic and its variants on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or continue to adversely impact our commercial and research and development activities inside and outside of Russia;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;

Align Technology Announces Second Quarter 2022 Results
•declines in, or the slowing of the growth of, sales of our intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission ("SEC") on February 25, 2022 and our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which was filed with the SEC on May 5, 2022. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$969,553	$1,010,808	$1,942,772	$1,905,579
Cost of net revenues	281,994	252,270	545,867	469,943
Gross profit	687,559	758,538	1,396,905	1,435,636
Operating expenses:
Selling, general and administrative	426,398	431,921	865,855	829,036
Research and development	72,965	57,715	144,772	112,252
Total operating expenses	499,363	489,636	1,010,627	941,288
Income from operations	188,196	268,902	386,278	494,348
Interest income and other income (expense), net:
Interest income	245	383	922	2,026
Other income (expense), net	(14,832)	(483)	(26,105)	34,049
Total interest income and other income (expense), net	(14,587)	(100)	(25,183)	36,075
Net income before provision for income taxes	173,609	268,802	361,095	530,423
Provision for income taxes	60,809	69,088	113,997	130,333
Net income	$112,800	$199,714	$247,098	$400,090

Net income per share:
Basic	$1.44	$2.53	$3.15	$5.06
Diluted	$1.44	$2.51	$3.13	$5.02
Shares used in computing net income per share:
Basic	78,395	79,008	78,568	79,004
Diluted	78,545	79,638	78,840	79,737

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	December 31, 2021
ASSETS

Current assets:
Cash and cash equivalents	$877,501	$1,099,370
Marketable securities, short-term	22,138	71,972
Accounts receivable, net	931,854	897,198
Inventories	310,046	230,230
Prepaid expenses and other current assets	235,265	195,305
Total current assets	2,376,804	2,494,075

Marketable securities, long-term	77,551	125,320
Property, plant and equipment, net	1,182,444	1,081,926
Operating lease right-of-use assets, net	117,912	121,257
Goodwill	390,100	418,547
Intangible assets, net	93,817	109,709
Deferred tax assets	1,518,648	1,533,767
Other assets	52,843	57,509

Total assets	$5,810,119	$5,942,110

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$145,607	$163,886
Accrued liabilities	416,459	607,315
Deferred revenues	1,242,348	1,152,870
Total current liabilities	1,804,414	1,924,071

Income tax payable	116,414	118,072
Operating lease liabilities	98,332	102,656
Other long-term liabilities	191,878	174,597
Total liabilities	2,211,038	2,319,396

Total stockholders’ equity	3,599,081	3,622,714

Total liabilities and stockholders’ equity	$5,810,119	$5,942,110

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$157,543	$544,691

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(72,078)	(123,920)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(312,396)	(291,756)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,978	(3,511)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(221,953)	125,504
Cash, cash equivalents, and restricted cash at beginning of the period	1,100,139	961,474
Cash, cash equivalents, and restricted cash at end of the period	$878,186	$1,086,978

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2
	2021	2021	2021	2021	2022	2022
Invisalign Average Selling Price (ASP):
Comprehensive Products ASP	$1,265	$1,250	$1,255	$1,270	$1,315	$1,280
Non-Comprehensive Products ASP	$1,030	$1,040	$1,050	$1,040	$1,080	$1,085

Number of Invisalign Doctors Cases Were Shipped To:
Americas	38,975	40,740	41,310	40,460	39,455	39,815
International	39,630	42,725	44,190	43,080	42,985	42,460
Total Doctors Cases Shipped To	78,605	83,465	85,500	83,540	82,440	82,275

Invisalign Doctor Utilization Rates*:
North America	9.1	9.9	9.8	9.3	9.2	9.3
North American Orthodontists	26.8	29.4	29.7	26.9	26.8	26.8
North American GP Dentists	4.8	5.3	5.0	5.1	5.0	5.1
International	6.8	7.1	6.5	6.8	6.4	6.4
Total Utilization Rates**	7.6	8.0	7.7	7.6	7.3	7.3

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
	2021	2021	2021	2021	2021	2022	2022
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,306	$1,418	$1,451	$1,458	$5,633	$1,514	$1,614
SBC included in Operating Expenses	25,935	27,437	26,951	28,380	108,703	30,107	32,526
Total SBC	$27,241	$28,855	$28,402	$29,838	$114,336	$31,621	$34,140

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
CONSTANT CURRENCY REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2022	March 31, 2022	Impact % of Revenue
GAAP net revenues	$969,553	$973,219
Constant currency impact (1)	15,268		1.6%
Constant currency net revenues (1)	$984,821

GAAP Clear Aligner net revenues	$798,398	$809,696
Clear Aligner constant currency impact (1)	12,323		1.5%
Clear Aligner constant currency net revenues (1)	$810,721

GAAP Imaging Systems and CAD/CAM Services net revenues	$171,155	$163,523
Imaging Systems and CAD/CAM Services constant currency impact (1)	2,945		1.7%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$174,100

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2022	2021	Impact % of Revenue
GAAP net revenues	$969,553	$1,010,808
Constant currency impact (1)	39,888		4.0%
Constant currency net revenues (1)	$1,009,441

GAAP Clear Aligner net revenues	$798,398	$840,959
Clear Aligner constant currency impact (1)	32,935		4.0%
Clear Aligner constant currency net revenues (1)	$831,333

GAAP Imaging Systems and CAD/CAM Services net revenues	$171,155	$169,849
Imaging Systems and CAD/CAM Services constant currency impact (1)	6,953		3.9%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$178,108

Note:
(1) We define constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and use it to determine the constant currency revenue percentage change on year-on-year and quarter-on-quarter basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator). Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2022	March 31, 2022
GAAP income from operations	$188,196	$198,082
Income from operations constant currency impact (1)	13,917
Constant currency income from operations (1)	$202,113

	Three Months Ended
	June 30, 2022	March 31, 2022
GAAP operating margin	19.4%	20.4%
Operating margin constant currency impact (2)	1.1
Constant currency operating margin (2)	20.5%

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2022	2021
GAAP income from operations	$188,196	$268,902
Income from operations constant currency impact (1)	31,871
Constant currency income from operations (1)	$220,067

	Three Months Ended June 30,
	2022	2021
GAAP operating margin	19.4%	26.6%
Operating margin constant currency impact (2)	2.4
Constant currency operating margin (2)	21.8%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP gross profit	$687,559	$758,538	$1,396,905	$1,435,636
Stock-based compensation	1,614	1,418	3,128	2,724
Amortization of intangibles (1)	2,393	2,175	4,880	4,350
Non-GAAP gross profit	$691,566	$762,131	$1,404,913	$1,442,710

GAAP gross margin	70.9%	75.0%	71.9%	75.3%
Non-GAAP gross margin	71.3%	75.4%	72.3%	75.7%

GAAP total operating expenses	$499,363	$489,636	$1,010,627	$941,288
Stock-based compensation	(32,526)	(27,437)	(62,633)	(53,372)
Amortization of intangibles (1)	(872)	(887)	(1,782)	(1,775)
Acquisition-related costs (2)	—	(68)	—	(104)
Non-GAAP total operating expenses	$465,965	$461,244	$946,212	$886,037

GAAP income from operations	$188,196	$268,902	$386,278	$494,348
Stock-based compensation	34,140	28,855	65,761	56,096
Amortization of intangibles (1)	3,265	3,062	6,662	6,125
Acquisition-related costs (2)	—	68	—	104
Non-GAAP income from operations	$225,601	$300,887	$458,701	$556,673

GAAP operating margin	19.4%	26.6%	19.9%	25.9%
Non-GAAP operating margin	23.3%	29.8%	23.6%	29.2%

GAAP total interest income and other income (expense), net	$(14,587)	$(100)	$(25,183)	$36,075
Arbitration award gain (3)	—	—	—	(43,403)
Non-GAAP total interest income and other income (expense), net	$(14,587)	$(100)	$(25,183)	$(7,328)

GAAP net income before provision for income taxes	$173,609	$268,802	$361,095	$530,423
Stock-based compensation	34,140	28,855	65,761	56,096
Amortization of intangibles (1)	3,265	3,062	6,662	6,125
Acquisition-related costs (2)	—	68	—	104
Arbitration award gain (3)	—	—	—	(43,403)
Non-GAAP net income before provision for income taxes	$211,014	$300,787	$433,518	$549,345

Align Technology Announces Second Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP provision for income taxes	$60,809	$69,088	$113,997	$130,333
Tax impact on non-GAAP adjustments	4,317	6,218	15,105	13,373
Tax related non-GAAP items (4)	(11,065)	(16,651)	(21,234)	(34,845)
Non-GAAP provision for income taxes	$54,061	$58,655	$107,868	$108,861

GAAP effective tax rate	35.0%	25.7%	31.6%	24.6%
Non-GAAP effective tax rate	25.6%	19.5%	24.9%	19.8%

GAAP net income	$112,800	$199,714	$247,098	$400,090
Stock-based compensation	34,140	28,855	65,761	56,096
Amortization of intangibles (1)	3,265	3,062	6,662	6,125
Acquisition-related costs (2)	—	68	—	104
Arbitration award gain (3)	—	—	—	(43,403)
Tax impact on non-GAAP adjustments	(4,317)	(6,218)	(15,105)	(13,373)
Tax related non-GAAP items (4)	11,065	16,651	21,234	34,845
Non-GAAP net income	$156,953	$242,132	$325,650	$440,484

GAAP diluted net income per share	$1.44	$2.51	$3.13	$5.02
Non-GAAP diluted net income per share	$2.00	$3.04	$4.13	$5.52

Shares used in computing diluted net income per share	78,545	79,638	78,840	79,737

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    Acquisition-related costs for professional fees related to our 2020 exocad acquisition
(3)    Gain from the SDC arbitration award regarding the value of Align's capital account balance
(4)    Amortization and related adjustments to the benefit from the transferred intangible assets of our Swiss entity

Refer to "About Non-GAAP Financial Measures" section of press release.